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Exhibit 23.1

Consent of Independent Auditors

        We consent to the reference to our firm under the caption "Experts." We also consent to the use of our reports included in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-112991) and related Prospectus of Noveon International, Inc. for the registration of shares of its common stock, as listed below:

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  Our report dated February 17, 2004, with respect to the consolidated financial statements of Noveon International, Inc. and

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  Our report dated September 5, 2002, with respect to the consolidated financial statements of BFGoodrich Performance Materials (a segment of The BFGoodrich Company).

/s/ ERNST & YOUNG LLP

Cleveland, Ohio
March 23, 2004

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Consent of Independent Auditors